FORM OF AGREEMENT

AMENDMENT TO

MANGEMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is made as of the ___ day of ______, 2006 by and among Old Mutual Capital, Inc. (the “Adviser”) and Old Mutual Advisor Funds II, a Delaware statutory trust (the “Trust”) to the Investment Management Agreement dated effective the 17th day of May, 2006 by and between the Adviser and Trust (“Management Agreement”).

The parties desire to reduce the compensation paid by the Old Mutual Barrow Hanley Value Fund under the Management Agreement. Accordingly, Schedule A of the Management Agreement is deleted in its entirety and replaced with amended Schedule A attached hereto.

This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. All other terms of the Sub-Advisory Agreement shall remain in full force and effect.

This Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

OLD MUTUAL CAPITAL, INC.	OLD MUTUAL ADVISOR FUNDS II

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE A

DATED OCTOBER ___, 2006

TO MANAGEMENT AGREEMENT

BETWEEN OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

Effective April 19, 2006, pursuant to Section 6 of this Agreement, each Portfolio shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio’s average daily net assets based on the following schedule:

FUND	Advisory Fee Breakpoint Asset Thresholds
	$0 to less than $300 million	$300 million to less than $500 million	$500 million to less than $750 million	$750 million to less than $1.0 billion	$1.0 billion to less than $1.5 billion	$1.5 billion to less than $2.0 billion	$2.0 billion or greater

Old Mutual Strategic Small Company Fund	0.95%	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%
Old Mutual Focused Fund	0.75%	0.70%	0.65%	0.60%	0.55%	0.50%	0.45%
Old Mutual Small Cap Fund	1.00%	0.95%	0.90%	0.85%	0.80%	0.75%	0.70%
Old Mutual TS&W Small Cap Value Fund	1.10%	1.05%	1.00%	0.95%	0.90%	0.85%	0.80%
Old Mutual Heitman REIT Fund	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%	0.60%

FUND	Advisory Fee Breakpoint Thresholds
	$0 to less than $300 million	$300 million to less than $500 million	$500 million to less than $750 million	$750 million to less than $1.0 billion	$1.0 billion to less than $1.5 billion	$1.5 billion to less than $2.0 billion	$2.0 billion or greater
Old Mutual Dwight Intermediate Fixed Income Fund	0.45%	0.425%	0.40%	0.375%	0.35%	0.325%	0.30%
Old Mutual Dwight Short Term Fixed Income Fund	0.45%	0.425%	0.40%	0.375%	0.35%	0.325%	0.30%

A-1

Effective October ___, 2006, pursuant to Section 6 of this Agreement, each Portfolio shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio’s average daily net assets based on the following schedule:

FUND	Advisory Fee Breakpoint Asset Thresholds
	$0 to less than $300 million	$300 million to less than $500 million	$500 million to less than $750 million	$750 million to less than $1.0 billion	$1.0 billion to less than $1.5 billion	$1.5 billion to less than $2.0 billion	$2.0 billion or greater

Old Mutual Emerging Growth Fund	0.95%	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%
Old Mutual Growth Fund	0.825%	0.775%	0.725%	0.675%	0.625%	0.575%	0.525%
Old Mutual Large Cap Growth Fund	0.85%	0.80%	0.75%	0.70%	0.65%	0.60%	0.55%
Old Mutual Large Cap Growth Concentrated Fund	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%	0.60%
Old Mutual Select Growth Fund	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%	0.60%
Old Mutual Analytic U.S. Long/Short Fund	0.80%	0.75%	0.70%	0.65%	0.60%	0.55%	0.50%
Old Mutual Large Cap Fund	0.75%	0.70%	0.65%	0.60%	0.55%	0.50%	0.45%
Old Mutual Mid-Cap Fund	0.95%	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%
Old Mutual Columbus Circle Technology and Communications Fund	0.95%	0.90%	0.85%	0.80%	0.75%	0.70%	0.65%
Old Mutual Barrow Hanley Value Fund	0.85%	0.85%	0.85%	0.85%	0.80%	0.75%	0.70%

A-2

FUND	Advisory Fee Breakpoint Thresholds
	$0 to less than $300 million	$300 million to less than $500 million	$500 million to less than $750 million	$750 million to less than $1.0 billion	$1.0 billion to less than $1.5 billion	$1.5 billion to less than $2.0 billion	$2.0 billion or greater
Old Mutual Cash Reserves Fund	0.40%	0.375%	0.35%	0.325%	0.30%	0.275%	0.25%

A-3